



NAVIENT

2022 4th Quarter Investor Presentation

February 27, 2023

NASDAQ: NAVI




Forward-Looking Statements; Non-GAAP Financial Measures

The following information is current as of December 31, 2022 (unless otherwise noted) and should be read in connection with Navient Corporation's ("Navient") Annual Report on Form 10-K for the year end December 31, 2022 (the "2022 Form 10-K"), filed by Navient with the Securities and Exchange Commission (the "SEC") on February 24, 2023 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in the 2022 Form 10-K. This presentation contains "forward-looking statements," within the meaning of the federal securities law, about our business, and prospects and other information that is based on management's current expectations as of the date of this presentation. Statements that are not historical facts, including statements about the company's beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "may," "could," "should," "goal," or "target." Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements.

For Navient, these factors include, among others, the risks and uncertainties associated with:

- the continuing impact of the COVID-19 pandemic, including changes in the macroeconomic environment, restrictions on business, individual or travel activities intended to slow the spread of the pandemic and volatility in market conditions resulting from the pandemic including interest rates;
- the value of equities and other financial assets; the risks and uncertainties associated with increases in financing costs;
- the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors;
- unanticipated increases in costs associated with compliance with federal, state or local laws and regulations;
- changes in the demand for asset management and business processing solutions or other changes in marketplaces in which we compete (including increased competition);
- changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations;
- adverse outcomes in any significant litigation to which the company is a party;
- credit risk associated with the company's underwriting standards or exposure to third parties, including counterparties to hedging transactions; and
- changes in the terms of education loans and the educational credit marketplace (including changes resulting from the CARES Act or other new laws and the implementation of existing laws).

The company could also be affected by, among other things:

- unanticipated repayment trends on education loans including prepayments or deferrals resulting from new interpretations of current laws, rules or regulations or future laws, executive orders or other policy initiatives which operate to encourage or require consolidation, abolish existing or create additional income-based repayment or debt forgiveness programs or establish other policies and programs which may increase the prepayment rates on education loans and accelerate repayment of the bonds in our securitization trusts;
- reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America;
- failures of our operating systems or infrastructure or those of third-party vendors;
- risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers or potential disclosure of confidential customer information;
- damage to our reputation resulting from cyber-breaches or litigation;
- failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business;
- failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform;
- changes in law and regulations whether new laws or regulations or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers;
- changes in the general interest rate environment, including the availability of any relevant money-market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced;
- our ability to successfully effectuate any acquisitions and other strategic initiatives;
- activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal;
- changes in general economic conditions, including the potential impact of persistent inflation; and
- the other factors that are described in the "Risk Factors" section of Navient's Annual Report on Form 10-K for the year ended December 31, 2022, and in our other reports filed with the SEC.

The preparation of the company's consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

Navient reports financial results on a GAAP basis and also provides certain non-GAAP performance measures, including Core Earnings, Adjusted Tangible Equity Ratio, and various other non-GAAP financial measures derived from Core Earnings. When compared to GAAP results, Core Earnings exclude the impact of: (1) mark-to-market gains/losses on derivatives; and (2) goodwill and acquired intangible asset amortization and impairment. Navient provides Core Earnings measures because this is what management uses when making management decisions regarding Navient's performance and the allocation of corporate resources. Navient Core Earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see Core Earnings in Navient's fourth quarter earnings release and pages 29- 31 of this presentation for a further discussion and a complete reconciliation between GAAP net income and Core Earnings.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

NAVIENT®

Navient provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success

Our customer-focused, data-driven services deliver exceptional results for clients in education, health care and government

Originations Franchise and Existing Loan Portfolio Generate Significant Cash Flows

- ✓ Our originations platform with its low-cost to acquire model generates high value
- ✓ Education loan portfolios will generate predictable and stable cash flows over 20+ years

Leveraging Our Scalable Technology Platform to Deliver Value

- ✓ Through our technology enhanced operating model, we continue to deliver solutions to our customers
- ✓ Optimized scale and infrastructure leave us well positioned for continued EBITDA growth

Disciplined Expense Management & Prudent Capital Allocation

- ✓ We drive efficiency through the continuous use of data and analytics to drive simplification and automation
- ✓ Focused on maintaining our dividend and returning excess capital to shareholders

Executing on our long-term value-creation strategy and utilizing our core strengths

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Federal Education Loans

- Total revenue of **$621 million** reflects our continued success in managing interest rate risk
- Segment operating expenses **reduced by $117 million** demonstrates our commitment to operating efficiency
- **Supporting borrowers** as they navigate evolving student loan policy

Consumer Lending

- Originated over **$2 billion** of high-quality Private Education Loans
- In-School originations **grew ~10x the market rate**[1] year over year
- Committed to a **disciplined growth strategy** to drive long-term value

Business Processing

- Generated **$330 million** in revenue
- Revenue from traditional services **grew 27%** in 4Q22 compared to 4Q21 by leveraging past work to win new contracts
- Technology enabled platform & differentiated expertise **enhances the client experience** and allows for rapid implementation

NAVIENT®

Note: Financial data reflects full year 2022 performance on a Core Earnings basis unless otherwise noted; growth comparisons against fourth quarter 2021.

[1] Comparison to market based on certified loan volume against historical market average growth reported by Enterval Analytics.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Navient is Focused on Cost Efficiency

Cutting-Edge Efficiency	Continuously Evolving
✓ Innovative financing boosts net income, **maximizing cashflow** and shareholder value ✓ Continuing to drive strong margins through capital-efficient fee businesses, **leveraging our scaled infrastructure** and technical expertise	✓ Focused on **evolving to a variable cost structure** from a fixed cost structure ✓ **Growing businesses with strong margins** that produce attractive returns

Supporting Consistent Portfolio Margins and BPS Revenue Growth with Disciplined Expense Management



$81
$74
$63
2020
2021
2022

Total Gross Loans ($ billions)



48%
49%
52%
2020
2021
2022

Efficiency Ratio [1]

[1] Item is a non-GAAP financial measure. See pages 29 – 31 for a description.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Navient: A Culture of ESG

- National partnership with Boys & Girls Clubs of America to bring career and college planning resources to support equity for youth
- 4 hours paid time each month – equivalent to 6 days per year – for employees to volunteer in their communities
- Participant in the Carbon Disclosure Project (CDP)
- Recognized for board diversity by Forum of Executive Women and New York Stock Exchange Governance Services, among others
- Tools and resources such as our GoingMerry.com platform that support students on the college journey and help people on the path to financial success
- Navient Community Fund and employee-led philanthropy
- Inclusion, Diversity & Equity Council and Employee Resource Groups
- Award-winning employee training and career development opportunities
- Adoption of governance best practices, board refreshment policies, annual board and committee assessments

To learn more, see our Corporate Social Responsibility report at Navient.com/social-responsibility

BOYS & GIRLS CLUBS OF AMERICA


Corporate
Social Responsibility
at Navient
NAVIENT

INCLUSION
DIVERSITY
& EQUITY

EPE
EMPLOYERS FOR PAY EQUITY

SOMOS AMIGOS
WE ARE FRIENDS ERG

MILITARY FRIENDLY
2023
GOLD
EMPLOYER



Corporate Equality Index 2022
20 YEARS OF IMPACT

training
APEX
AWARDS
2023 WINNER

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Education Lending Remains an Attractive Opportunity

Sizable Market With Attractive Yields [1]

Estimated Total Market Annual Originations and Yields [2] ($'s in billions)



Grad PLUS
In-School Private Education Loans
Private Education Refinance Loans
$12
$11
$10

Estimated 2022 Originations



10%
8%
5%

Estimated Average Yield

Deploying Capital at Mid-Teens ROE Using Our Data & Expertise

In-school products have exhibited strong growth and refinance demand is expected to rebound when interest rates moderate and the CARES Act expires

In-School Private Education life of loan loss expectations: 6% [3]
Private Education Refinance life of loan loss expectations: 1.25% [3]

Typical In-School Borrower Profile [4]	
Original Loan Amount	$25,141
Cosigner Rate	64%
Winning FICO	773
In-School Repayment %	83%

Typical Refi Borrower Profile [4]	
Original Loan Amount	$68,067
Months Since Graduation	77
FICO	764
Monthly Real Free Cash Flow	$4,533

[1] Source: Navient estimates for total originations based on third party filings and "Jennifer Ma, Matea Pender, and CJ Libassi (2021), Trends in Student Aid 2021, New York: The College Board"; Navient estimates for average yields based on FSA Data Center and third-party company filings; estimated average yields for private lending is expected to shift based on market reactions to monetary policy.
[2] Navient has estimated that the refinance loan market has contracted by approximately 80% in 2022 and 2023, due to rising interest rates and the extension of the CARES act. Yields presented on this slide are an approximation based on 2022 lending activity.
[3] Life of loan loss expectations is on a gross basis.
[4] Typical characteristics presented are rounded and derived on a weighted average basis of origination balance through 1/31/2023. In-school repayment includes $25 fixed payment, interest only and full principal and interest payment options while in-school.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Adhering to a Consistent and Transparent Capital Allocation Philosophy

Consistently balance capital adequacy with capital allocation opportunities, including dividends, organic growth, acquisitions, and reducing unsecured debt

- ✓ **Execute dynamic capital allocation to maintain appropriate leverage that supports our credit ratings and enhances ongoing access to unsecured debt markets**
- ✓ **Maintain dividend**
- ✓ **Invest capital generated from the business in loan growth and other investments that exceed our return hurdle**
- ✓ **Committed to ensuring excess capital is returned to shareholders**

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Navient 2023 Outlook

2023 Full Year
Adjusted Core EPS Guidance:
$3.15 - $3.30 [1]

	Full Year 2023 Guidance
Core Earnings Return on Equity [1]	Mid-Teens
Core Earnings Efficiency Ratio [1]	55% – 58%
Adjusted Tangible Equity Ratio [1]	8% – 9%
Net Interest Margin – Federal Education Loans Segment	1.00% – 1.10%
Net Charge-off Rate – Federal Education Loans Segment	0.10% – 0.20%
Net Interest Margin – Consumer Lending Segment	2.80% – 2.90%
Net Charge-off Rate – Consumer Lending Segment	1.50% – 2.00%
EBITDA Margin – Business Processing Segment [1]	High Teens

Note: Outlook excludes regulatory and restructuring costs, assumes no gains or losses from future loan sales or debt repurchases, reflects a continued rising interest rate environment and no meaningful impact from an expiration of the CARES Act in 2023.

[1] Adjusted diluted Core Earnings per share excludes restructuring and regulatory expenses. Item is a non-GAAP financial measure. See pages 29 - 31 for a description and reconciliation.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Funding, Liquidity, & Cash Flow

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Financing and Capital Management

Full Year 2022 Results

Capital Management

Returned $491 million through share repurchases & dividends

- ✓ Paid dividends of **$91 million**
- ✓ Repurchased **24.8 million shares** at an average price of **$16.13**
- ✓ **$600 million** common share repurchase Board authority remains outstanding

2022 Capital Ratios Exceeded Full Year Guidance

- ✓ **Adjustable Tangible Net Equity Ratio [1] at 7.7%** exceeded guidance of ~6%

[1] Item is a non-GAAP financial measure. See pages 29 - 31 for a description and reconciliation.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Education Loan Portfolio Cash Flows

Projected Life of Loan Cash Flows over ~20 Years

$'s in Billions

FFELP Cash Flows	**12/31/2022**
Secured	
Residual (including O/C)	$4.5
Floor Income	0.6
Servicing	1.4
Total Secured	$6.5
Unencumbered	0.3
Total FFELP Cash Flows	**$6.8**
Private Credit Cash Flows	
Secured	
Residual (including O/C)	$4.3
Servicing	0.5
Total Secured	$4.7
Unencumbered	2.3
Total Private Cash Flows	**$7.0**
Combined Cash Flows before Unsecured Debt	**$13.8**
Unsecured Debt (par value)	**$7.0**

Enhancing Cash Flows

- Generated **$1.9 billion of cash flows in FY22**
- Returned **$0.5 billion to shareholders** through share repurchase and dividends in FY22
- Acquired **$2.0 billion of student loans** in FY22
- **$13.8 billion of estimated future cash flows remain over ~ 20 years**
  - Includes ~$5.2 billion of overcollateralization[1] (O/C) to be released from residuals
- **$1.6 billion of unencumbered student loans**
- **$0.3 billion of hedged FFELP Loan** embedded floor income

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.
[1] Net amount after incorporation of the Repurchase Facility Debt totaling $0.7B as of 12/31/2022.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Education Loan Portfolio Cash Flows Over the Next Five Years

Projected Annual Private Education Loan Cash Flows



$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($'s in Billions)
$0.8
$0.9
$0.8
$0.9
$0.8
2023
2024
2025
2026
2027
Cash Flows assuming call option can be exercised at 10%

Projected Annual FFELP Loan Cash Flows



$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($'s in Billions)
$0.9
$0.8
$0.7
$0.7
$0.6
2023
2024
2025
2026
2027
Cash Flows assuming trusts run to maturity

Private Education Loan Portfolio Assumptions

- The Private Education Loan portfolio is projected to generate $4.2 billion in cash flows through 2027 excluding operating expenses, taxes and unsecured debt principal and interest payments
- Future loan originations are not included
- Unencumbered loans of $1.5 billion are not securitized to term
- Includes the repayment of debt related to asset-backed securitization repurchase facilities when the call option is exercised

FFELP Loan Portfolio Assumptions

- The FFELP loan portfolio is projected to generate $3.6 billion in cash flows through 2027 excluding operating expenses, taxes and unsecured debt principal and interest payments
- Unencumbered loans of $0.1 billion are not securitized to term
- Includes projected floor income

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Projected FFELP Cash Flows

$'s in millions

as of 12/31/2022	2023	2024	2025	2026	2027	2028	2029	2030
Projected FFELP Average Balance	$40,659	$36,775	$33,102	$29,615	$26,289	$23,082	$20,048	$17,179
Projected Excess Spread	$587	$483	$446	$412	$371	$323	$285	$248
Projected Servicing Revenue	$185	$170	$156	$143	$130	$118	$105	$92
Projected Total Revenue	$772	$653	$603	$555	$501	$441	$390	$340
	2031	2032	2033	2034+				
Projected FFELP Average Balance	$14,533	$12,351	$9,771	$2,777				
Projected Excess Spread	$213	$214	$211	$671				
Projected Servicing Revenue	$80	$68	$54	$130				
Projected Total Revenue	$292	$281	$265	$801				

Cashflows presented are of secured FFELP without inclusion of floor income and are on a go-forward basis, as such amounts for year 2023 reflect cashflow expectations for Q1-Q4, and assumes CPR/CDR = 5%.

Total Cash Flows from Projected Excess Spread = $4.5 Billion

Total Cash Flows from Projected Servicing Revenues = $1.4 Billion

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification.
These projections may prove to be incorrect.

*Numbers may not add due to rounding

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Conservative Capital Structure Management

Long-Term Conservative Funding Approach

- Important to **maintain our credit ratings** which support ongoing access to the unsecured debt market
- We **pursue opportunities to repurchase debt** in the open market
- We ended 2022 with **85%** of our Education Loan portfolio funded to term
- We manage unsecured debt maturities strategically and **prioritize continued access to the unsecured debt market** as an important component in Navient's capital structure

Managing Unsecured Debt Maturities



(par value, $ in billions)
$4.0
$7.6
$2.4
$7.1
$2.6
$5.9
$3.3
$3.8
$2.6
$4.4
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
Maturities within 5 years
Maturities beyond 5 years

Navient Unsecured Debt Maturities



$1.3
$1.4
$0.6
$0.5
$0.7
$0.5
$1.0
$0.0
$1.1
2023
2024
2025
2026
2027
2028
2029
2030
2031+
As of December 31, 2022
(par value, $ in billions)

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Navient Student Loan Comparison

	FFELP [1]	In-School Private Education Student Loans	ReFi Private Education Student Loans
Borrower	Student or Parent	Student or Parent	Student or Parent
Co-Signer	None	Typical	Not Typical
Lender	Eligible banks and private lenders	Banks and other private sector lenders	Banks and other private sector lenders
Loan Interest Rate	Variable	Fixed or Variable	Fixed or Variable
Loan Interest Index [2]	T-BILL or LIBOR	PRIME, LIBOR or SOFR	LIBOR or SOFR
Guarantee	97-100% of principal and interest by the U.S. Dept. of Education	Not guaranteed by the U.S. Government	Not guaranteed by the U.S. Government
Interest Subsidy/Special Allowance Payments	Paid by the U.S. Dept. of Education	N/A	N/A
Underwriting	Borrower must have no outstanding student loan defaults/bankruptcy	Consumer loan underwriting	Consumer loan underwriting
Pricing	Set by the Higher Education Act	Risk-based	Risk-based
Maximum Amount per Year	$5,500-$7,500 for dependent student, based on year in school	Up to the full cost of education, less grants and federal loans	Up to the outstanding principal balance and accrued interest of eligible education debt
Loan Types	Subsidized Stafford/Un-Subsidized Stafford//PLUS/Consol/Rehab	In-School	Refinance
Repayment Term	Up to 30 years, with repayment deferred until after graduation	15 years or more, typically deferred until after graduation	Up to 20 years
Collections	Based on U.S. Dept. of Education regulations	Typical consumer loan collections activities	Typical consumer loan collections activities
Deferment	Permitted	Granted only to students who return to school	Granted only to students who return to school
Forbearance	Permitted	Typically granted for economic hardship, up to maximum of 24 months [3]	Typically granted for economic hardship, up to maximum of 12 months [3]
Dischargeable in Bankruptcy	Under certain circumstances [4]	Under certain circumstances [4]	Under certain circumstances [4]

[1] Does not include Federal Direct Loan Program.

[2] Loan yield based on LIBOR will transition to SOFR after June 30th, 2023.

[3] Exceptions to forbearance policies are permitted when such exceptions are judged to increase the likelihood of collection of the loan. Forbearance beyond 12 months is granted only in limited circumstances.

[4] Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

FFELP ABS Characteristics

FFELP ABS Transaction Features

- Issue size of $500M+
- Senior and subordinate notes
- Amortizing tranches with 1 to 10(+) year average lives
- Fixed rate and floating rate securities
- Compliant with U.S. risk retention regulations
- Navient Solutions, LLC is master servicer

Collateral Characteristics

- Guarantee of underlying collateral insulates bondholders from most risk of loss of principal [1]
- Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship

[1] Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

FFELP Loan Prepayments

Navient Stafford & PLUS

- Prepayment increases occurred in 2015 and 2018 as we exercised our option to purchase assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates
- Prepayments increased significantly in Q4 2022 leading up to the Public Service Loan Forgiveness (PSLF) Waiver period expiration on October 31, 2022 and following various public announcements regarding Loan Forgiveness



Historical Stafford/PLUS ABS CPRs by Issuance Vintage
Quarterly CPR*
70%
60%
50%
40%
30%
20%
10%
0%
-10%
2Q2004
4Q2004
2Q2005
4Q2005
2Q2006
4Q2006
2Q2007
4Q2007
2Q2008
4Q2008
2Q2009
4Q2009
2Q2010
4Q2010
2Q2011
4Q2011
2Q2012
4Q2012
2Q2013
4Q2013
2Q2014
4Q2014
2Q2015
4Q2015
2Q2016
4Q2016
2Q2017
4Q2017
2Q2018
4Q2018
2Q2019
4Q2019
2Q2020
4Q2020
2Q2021
4Q2021
2Q2022
4Q2022
2002
2003
2004
2005
2006
2007
2008
2010
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

* Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

FFELP Loan Prepayments

Navient Consolidations

- CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers' loans
- Consolidation loan prepayments increased in Q4 2021 following the PSLF Waiver announcement on October 6, 2021
- Prepayments increased significantly in Q4 2022 leading up to the PSLF Waiver period expiration on October 31, 2022 and following various public announcements regarding Loan Forgiveness



Historical Consolidation ABS CPRs by Issuance Vintage
Quarterly CPR*
30%
25%
20%
15%
10%
5%
0%
-5%
2Q2004
1Q2005
4Q2005
3Q2006
2Q2007
1Q2008
4Q2008
3Q2009
2Q2010
1Q2011
4Q2011
3Q2012
2Q2013
1Q2014
4Q2014
3Q2015
2Q2016
1Q2017
4Q2017
3Q2018
2Q2019
1Q2020
4Q2020
3Q2021
2Q2022
2002
2003
2004
2005
2006
2007
2009
2011
2012
2014

* Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Private Education Loan ABS Characteristics

Private Education Loan ABS Transaction Features

- Issue size of $500M+
- Senior and subordinate notes
- Amortizing tranches with 1 to 10 year average lives
- Fixed rate and floating rate securities
- Compliant with U.S. risk retention and, depending on the transaction, with European risk retention
- Navient Solutions, LLC is master servicer

Collateral Characteristics

- Collateralized by loans made to students and parents to fund college tuition, room and board
  - Seasoned assets benefiting from proven payment history
  - Refi assets with strong credit factors including high FICO scores, income, and ability to pay
- Underwritten using a combination of FICO, custom scorecard & judgmental criteria with risk based pricing, debt-to-income, household income, and free cash flow, as applicable
- Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Private Education Trusts

As of the respective cutoff dates for each transaction

2020-2022YTD Issuance Program	Navient																	
	NAV 20-A	NAV 20-B	NAV 20-C	NAV 20-D	NAV 20-E	NAV 20-F	NAV 20-G	NAV 20-H	NAV 20-I	NAV 21-A	NAV 21-B	NAV 21-C	NAV 21-D	NAV 21-E	NAV 21-F	NAV 21-G	NAV 22-A	NAV 22-B
Bond Amount ($mil)	620	712	546	808	499	781	786	955	604	818	1,007	1,093	558	1,019	991	1,011	952	715
Initial AAA Enhancement (%)	23%	10%	24%	10%	10%	10%	8%	11%	18%	8%	9%	9%	26%	8%	7%	9%	9%	16%
Initial Enhancement (%)	13%	4%	12%	3%	3%	3%	3%	4%	10%	3%	2%	2%	3%	2%	2%	4%	5%	11%
Loan Program (%)																		
Signature/Law/MBA/Med	36%	0%	84%	0%	0%	0%	0%	0%	53%	0%	0%	0%	30%	0%	0%	0%	0%	0%
Smart Option	52%	0%	0%	0%	0%	0%	0%	0%	31%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Consolidation	3%	0%	1%	0%	0%	0%	0%	0%	9%	0%	0%	0%	1%	0%	0%	0%	0%	0%
Private Education Refi	0%	100%	0%	100%	100%	100%	100%	100%	0%	100%	100%	100%	0%	100%	100%	100%	100%	100%
Direct to Consumer	9%	0%	11%	0%	0%	0%	0%	0%	7%	0%	0%	0%	68%	0%	0%	0%	0%	0%
Career Training	0%	0%	4%	0%	0%	0%	0%	0%	*	0%	0%	0%	1%	0%	0%	0%	0%	0%
Total	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**
Payment Status																		
School, Grace, Deferment	10%	*	6%	*	1%	*	*	*	7%	*	*	*	5%	*	*	*	*	*
Repayment	88%	100%	92%	97%	95%	96%	97%	100%	89%	100%	100%	100%	89%	100%	100%	100%	100%	100%
Forbearance	2%	*	2%	3%	4%	4%	3%	*	4%	*	*	*	6%	*	*	*	*	*
WA Term to Maturity (Mo.)	148	145	166	140	135	141	141	132	161	136	139	141	186	144	150	151	155	153
WA Months in Repayment (Mo.)	86	-	81	-	135	-	-	-	95	-	-	-	-	-	-	-	-	-
% Loans with Cosigner	79%	0%	76%	0%	0%	0%	0%	0%	77%	0%	0%	0%	53%	0%	0%	0%	0%	0%
% Loans with No Cosigner	21%	100%	24%	100%	100%	100%	100%	100%	23%	100%	100%	100%	47%	100%	100%	100%	100%	100%
WA FICO at Origination	735	760	737	763	781	763	764	777	733	774	773	771	660	768	767	766	763	758
WA Recent FICO at Issuance	741	-	741	-	-	-	-	-	741	-	-	-	706	-	-	-	-	-
WA FICO (Cosigner at Origination)	744	-	746	-	-	-	-	-	743	-	-	-	672	-	-	-	-	-
WA FICO (Cosigner at Rescored)	749	-	751	-	-	-	-	-	751	-	-	-	714	-	-	-	-	-
WA FICO (Borrower at Origination)	701	760	709	763	781	763	764	777	701	774	773	771	647	768	767	766	763	758
WA FICO (Borrower at Rescored)	710	-	709	-	-	-	-	-	710	-	-	-	698	-	-	-	-	-
WA Gross Borrower Coupon [1]	5.18%	4.84%	6.69%	4.75%	5.23%	4.78%	4.82%	3.62%	6.21%	4.08%	2.84%	2.97%	8.41%	3.90%	3.93%	3.81%	3.92%	4.19%

[1] Represents the WA Libor Equivalent Margin for legacy collateral transactions. Assumes Prime / 1 month LIBOR spread of 3.00% for transactions with Prime collateral.

* Represents a percentage greater than 0% but less than 0.5%.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Private Education Loan Prepayments

Navient Private Education Legacy Loan Trusts

- Constant prepayment rates increased beginning 2014 on increased seasoning-related voluntary prepayment and the emergence of the external student loan refinance market
- Prepayment activity declined in 2020 during the COVID-19 crisis as borrowers utilized COVID disaster forbearances


Constant Prepayment Rate (CPR)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Nov-03
Aug-04
May-05
Feb-06
Nov-06
Aug-07
May-08
Feb-09
Nov-09
Aug-10
May-11
Feb-12
Nov-12
Aug-13
May-14
Feb-15
Nov-15
Aug-16
May-17
Feb-18
Nov-18
Aug-19
May-20
Feb-21
Nov-21
Aug-22
2002-A
2003-A
2003-B
2003-C
2004-A
2004-B
2005-A
2005-B
2006-A
2006-B
2006-C
2007-A
2009-D
2009-CT
2010-A
2010-B
2010-C
2011-A
2011-B
2011-C
2012-A
2012-B
2012-C
2012-D
2012-E
2013-A
2013-B
2013-C
2014-A
2014-CT
NAVI 2014-A
2015-A
2015-B
2015-C
2016-A

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Navient Corporation Appendix

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Operating Results

Selected Financial Information and Ratios

(In millions, except per share amounts)	Q4 22	Q4 21	2022	2021
GAAP Diluted EPS	**$0.78**	**($0.07)**	**$4.49**	**$4.18**
Adjusted Core Earnings EPS [1, 2]	**$0.85**	**$0.78**	**$3.43**	**$4.45**
Average common stock equivalent	134	157	144	172
Ending total education loans, net	$62,250	$72,812	$62,250	$72,812
Average total education loans	$65,370	$75,066	$69,707	$77,243
Net Interest Margin, Federal Education Loans Segment	0.94%	0.99%	1.01%	0.99%
Net Interest Margin, Consumer Lending Segment	2.87%	2.76%	2.81%	2.92%

4th Quarter & Full Year 2022 Highlights

- **Adjusted Core EPS[1, 2] of $0.85 in Q4 22** and $3.43 in FY22
  - Core Earnings Return on Equity 15% in Q4 22 and 17% in FY22
- Originated **$169 million** of high-quality private education loans in Q4 22, bringing **total originations for FY22 to over $2 billion**
  - In-school **grew by 52%** to **$322 million**[3] in FY22
- Generated **$70 million** in revenue within our Business Processing segment in Q4 22
- FY22 Total Adjusted Core Earnings **expenses decreased by 21%**[1] compared to FY21
- Achieved FY22 Core Earning Efficiency Ratio of 52%[1]
- Grew Adjusted Tangible Net Equity to **7.7%**[1] while returning **$491 million** through share repurchases & dividends in FY22

Note: Financial measures reflect performance on a Core Earnings basis unless otherwise noted.
[1] Item is a non-GAAP financial measure. See pages 29 – 31 for a description and reconciliation.
[2] Adjusted diluted Core Earnings per share excludes restructuring and regulatory expenses. Original 2022 Full Year Guidance provided on January 26, 2022 included 2022 Full Year EPS guidance of $3.00-$3.15.
[3] Certified volume of the In-school loan product for full year 2022 was $322 million. Growth is a comparison of 2022 and 2021 volume by dollar amount.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Federal Education Loans Segment

Selected Financial Information and Ratios

($ In millions)	Q4 22	Q4 21	2022	2021
Segment net interest margin	0.94%	0.99%	1.01%	0.99%
FFELP Loans				
Provision for loan losses	$ -	$ -	$ -	$ -
Net Charge-offs	$11	$7	$40	$26
Annualized Net Charge-off rate	0.13%	0.06%	0.10%	0.06%
Greater than 30-days delinquency rate	15.6%	10.6%	15.6%	10.6%
Greater than 90-days delinquency rate	9.6%	4.8%	9.6%	4.8%
Forbearance rate	18.1%	12.4%	18.1%	12.4%
Average FFELP Loans	$45,580	$53,960	$49,183	$56,018
Operating Expense	$27	$52	$106	$223
Net Income	$97	$108	$407	$454
Total federal loans serviced (billions)	$51	$61	$51	$61

4th Quarter & Full Year 2022 Highlights

Federal Education Loans	
Q4 22 Net Interest Margin:	94 bps
Q4 22 Annualized Net Charge-off Rate:	13 bps
FY 22 Net Interest Margin:	101 bps
FY 22 Annualized Net Charge-off Rate:	10 bps

- **Expenses declined by $25 million, or 48%**, compared to Q4 21
  - FY22 segment expenses were $106 million, a reduction of over 50% from FY21
- Delinquency rate increased year over year as expected as borrowers returned to repayment from pandemic-related relief programs

Full Year 2022
NIM for the segment at 101 bps
exceeded guidance
of Mid 90s bps

Note: Segment financial measures reflect performance on a Core Earnings basis unless otherwise noted.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Consumer Lending Segment

Selected Financial Information and Ratios

($ In millions)	Q4 22	Q4 21	2022	2021
Segment net interest margin	2.87%	2.76%	2.81%	2.92%
Consumer Loans				
Provision for loan losses	$17	$5	$79	($61)
Net Charge-offs [1]	$75	$44	$313	$153
Annualized Net Charge-off rate[1]	1.56%	0.87%	1.59%	0.76%
Greater than 30-days delinquency rate	5.0%	3.2%	5.0%	3.2%
Greater than 90-days delinquency rate	2.2%	1.5%	2.2%	1.5%
Forbearance rate	2.1%	2.6%	2.1%	2.6%
Average Private Education Loans	$19,790	$21,106	$20,524	$21,225
Operating Expense	$36	$37	$148	$162
Net Income	$84	$89	$300	$492

[1] 2022 and 2021 exclude $30 million and $16 million, respectively, of charge-offs on the expected future recoveries of previously charged-off loans as a result of increasing the net charge-off rate on defaulted loans.

4th Quarter & Full Year 2022 Highlights

Consumer Lending	
Q4 22 Net Interest Margin: **Q4 22** Annualized Net Charge-off Rate :	287 bps 156 bps
FY 22 Net Interest Margin: **FY 22** Annualized Net Charge-off Rate :	281 bps 159 bps

- Originated **$169 million of high-quality private education loans** in Q4 22, totaling **$2 billion** for FY22

	Q4 22	FY 22
In-school Loan Volume	$ 35	$ 322
Refinance Loan Volume	$134	$1,680
Total New Loan Volume	**$169**	**$2,002**

- **Expenses decreased $1 million** compared to Q4 21, primarily due to lower marketing spend

Full Year 2022
NIM for the segment at 281 bps
exceeded guidance
of 255 – 265 bps

Note: Segment financial measures reflect performance on a Core Earnings basis unless otherwise noted.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Business Processing Segment

Selected Financial Information and Ratios

($ In millions)	Q4 22	Q4 21	2022	2021
Government Services Revenue	$39	$54	$187	$258
Healthcare RCM Services Revenue	$31	$57	$143	$230
Total Business Processing Revenue	**$70**	**$111**	**$330**	**$488**
Operating Expenses	$63	$90	$280	$360
EBITDA [1]	$8	$23	$53	$136
EBITDA Margin [1]	11%	20%	16%	28%
Net Income	**$6**	**$17**	**$40**	**$99**

4th Quarter & Full Year 2022 Highlights

Business Processing

Q4 22 EBITDA Margin [1]: 11%

FY 22 EBITDA Margin [1]: 16%

- Generated revenue of **$70 million in Q4 22**
  - **FY22 revenue totaled $330 million**
- Revenue from traditional business processing services **grew by 27%**, at $66 million in Q4 22 compared to $52 million in Q4 21
  - Revenue from traditional business processing services grew by 11% in FY22 at $247 million compared to $222 million in FY21

Achieved **16% Full Year 2022 EBITDA[1]** for the segment compared to guidance of high teens

Note: Segment financial measures reflect performance on a Core Earnings basis unless otherwise noted.

[1] Item is a non-GAAP financial measure. See pages 29 - 31 for a description and reconciliation.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Other Segment

Core Earnings Basis

Full Year 2022
Unallocated Shared Services Expense
$242 million



Regulatory 3%
Related Costs
CEO, Corporate
Marketing &
Other
5%
HR & Corporate
Facilities
12%
Information
Technology
35%
Finance and
Vendor
Management
15%
15%
15%
Legal, Risk & Audit,
Government Relations
Stock Compensation &
Management Incentive

Shared Services Overview

Shared services are related to the management of the entire company or shared by multiple reporting segments

- **Centralization creates cost efficiencies and includes certain costs related to:**
  - Executive Management,
  - Board,
  - Accounting,
  - Finance,
  - HR,
  - Legal,
  - Audit,
  - Insurance and Risk & Compliance,
  - Corporate Facilities
- **Information Technology expense** includes infrastructure, operations, and IT security
  These costs are primarily shared between the Federal Education and Consumer Lending segments

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Notes on Non-GAAP Financial Measures

(Dollars in Millions)

In addition to financial results reported on a GAAP basis, Navient also provides certain performance measures which are non-GAAP financial measures. The following non-GAAP financial measures are presented within this Presentation:

1. **Core Earnings** – The difference between the company's Core Earnings and its GAAP results is that Core Earnings excludes the impacts of: (1) mark-to-market gains/losses on derivatives and (2) goodwill and acquired intangible asset amortization and impairment. Management uses Core Earnings in making decisions regarding the company's performance and the allocation of corporate resources and, as a result, our segment results are presented using Core Earnings. In addition, Navient's equity investors, credit rating agencies and debt capital investors use these Core Earnings measures to monitor the company's business performance. For further detail and reconciliation, see page 31 of this presentation and pages 18 - 29 of Navient's fourth quarter 2022 earnings release.

2. **Adjusted Core Earnings** – Adjusted Core Earnings net income and Adjusted Core Earnings expenses exclude restructuring and regulatory-related expenses. Management excludes these expenses as Adjusted Core Earnings is one of the measures we review internally when making management decisions regarding our performance and how we allocate resources, as this presentation is a useful basis for management and investors to further analyze Core Earnings. We also refer to this information in our presentations with credit rating agencies, lenders and investors. For further detail and reconciliation, see pages 18 - 29 of Navient's fourth quarter 2022 earnings release. The following table summarizes these excluded expenses:

	QUARTERS ENDED			YEARS ENDED	
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Restructuring/other reorganization expenses	$ 12	$ 21	$ 18	$ 36	$ 26
Regulatory-related expenses[1]	2	3	211	7	233
Total	$ 14	$ 24	$ 229	$ 43	$ 259

3. **Core Earnings Return on Equity (CEROE)** – Core Earnings Return on Equity is calculated as Adjusted Core Earnings Net income, which excludes restructuring and regulatory-related expenses, divided by the quarterly average of GAAP equity for the trailing four quarters. This measure allows management, as well as investors and analysts, to measure the company's use of its equity. The calculation for Q4 2022 is as follows:

$$\text{Q4 2022} = \frac{\text{Adjusted Core Earnings Net income}}{\text{Average Equity}} = \frac{\$114^{(2)}}{(\$2{,}977+\$2{,}973+\$2{,}927+2{,}824)/4} = 15\%^{(3)}$$

$$\text{FY 2022} = \frac{\text{Adjusted Core Earnings Net income}}{\text{Average Equity}} = \frac{\$493^{(2)}}{(\$2{,}977+\$2{,}973+\$2{,}927+2{,}824)/4} = 17\%^{(3)}$$

[1] Fourth quarter 2021 and full year 2021 include $205 million related to the resolution of previously disclosed State Attorneys General litigation and investigations.
[2] Excludes $14 million and $43 million of net restructuring and regulatory-related expenses in the fourth quarter and full year 2022, respectively.
[3] Return on Equity has been annualized.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Notes on Non-GAAP Financial Measures

(Dollars in Millions)

4. **Core Earnings Efficiency Ratio** – The Core Earnings Efficiency Ratio measures the company's Adjusted Core Earnings expenses, which exclude restructuring and regulatory-related expenses, relative to its Adjusted Core Earnings revenue. This ratio can be calculated by dividing Adjusted Core Earnings expenses by Adjusted Core Earnings revenue. Adjusted Core Earnings revenue is derived by adding provision for loan losses, and excluding gains or loss on debt repurchases, to total Core Earnings revenue. This is a useful measure to management as we plan and forecast, as it removes variables that cannot be easily predicted in advance. By using this measure, management can make better short-term and long-term decisions related to expense management and allocation. The calculations for Q4 2022 is as follows:

$$\text{Q4 2022} = \frac{\text{Adjusted Core Earnings Expense}}{\text{Adjusted Core Earnings Revenue}} = \frac{\$185^{(1)}}{\$331} = 56\%$$

$$\text{FY 2022} = \frac{\text{Adjusted Core Earnings Expense}}{\text{Adjusted Core Earnings Revenue}} = \frac{\$769^{(1)}}{\$1{,}471} = 52\%$$

5. **Earnings before Interest, Taxes, Depreciation and Amortization Expense ("EBITDA")** – This metric measures the operating performance of the Business Processing segment and is used by management and our equity investors to monitor operating performance and determine the value of those businesses. For further detail and reconciliation, see page 28 of Navient's fourth quarter 2022 earnings release.

6. **Adjusted Tangible Equity Ratio (ATE)** – The Adjusted Tangible Equity Ratio measures Navient's tangible equity, relative to its tangible assets. We adjust this ratio to exclude the assets and equity associated with our FFELP portfolio because FFELP Loans are no longer originated and the FFELP portfolio bears a 3% maximum loss exposure under the terms of the federal guaranty. Management believes that excluding this portfolio from the ratio enhances its usefulness to investors. To determine Adjusted Tangible Equity Ratios, we calculate the Adjusted Tangible Equity, (GAAP Total Equity less Goodwill & Acquired Intangible Assets less Equity held for FFELP Loans) and divide by Adjusted Tangible Assets (Total Assets less Goodwill & Acquired Intangible Assets less FFELP Loans). For further detail and reconciliation, see page 28 of Navient's fourth quarter 2022 earnings release.

[1] Excludes $14 million and $43 million of net restructuring and regulatory-related expenses in the fourth quarter and full year 2022, respectively.
[2] Return on Equity has been annualized.

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Differences Between Core Earnings and GAAP

Core Earnings adjustments to GAAP: (Dollars in Millions)	Quarters Ended Dec. 31, 2022	Quarters Ended Dec. 31, 2021	Years Ended 2022	Years Ended 2021
GAAP net income (loss)	$105	($11)	$645	$717
Net impact of derivative accounting	(1)	(85)	(266)	(235)
Net impact of goodwill and acquired intangible assets	3	16	19	30
Net income tax effect	(5)	13	60	39
Total Core Earnings adjustments to GAAP	(3)	(56)	(187)	(166)
Core Earnings net income (loss)	$102	($67)	$458	$551

Confidential and proprietary information © 2023 Navient Solutions, LLC. All rights reserved.

Investor Relations Website

www.navient.com/investors
www.navient.com/abs

- **Environmental Social Governance (ESG) information**
  - Navient Corporate Social Responsibility
- **Student loan asset-backed security (ABS) trust data**
  - Static pool information – detailed portfolio stratifications by trust as of the cutoff date
  - Accrued interest factors
  - Quarterly distribution factors
  - Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust
  - Since issued CPR – monthly CPR data by trust since issuance
- **Student loan performance by ABS trust**
  - Current and historical monthly distribution reports
  - Distribution factors
  - Current rates
  - Prospectus for public transactions and Rule 144A transactions are available through underwriters
- **Webcasts, presentations & additional information**
  - Archived webcasts, transcripts and investor presentations

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NAVIENT®